UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 15, 2009
(Date of earliest event reported)

TRACK DATA CORPORATION
(Exact Name of Registrant as specified in its Charter)

Delaware	0-24634	22-3181095
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		Number)

95 Rockwell Place, Brooklyn, New York	11217
(Address of Principal Executives Offices)	(Zip Code)

(718) 522-7373
(Registrant's telephone number including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (14 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, the Company received notice from Nasdaq that its common stock has not maintained a minimum market value of publicly held shares of $5,000,000 for the last 30 consecutive trading days, as required for continued inclusion on the Nasdaq Global Market by Listing Rule 5450(b)(1)(C).  The Company has been provided 90 calendar days, or until December 14, 2009, to regain compliance.  If the Company does not meet the minimum $5,000,000 market value test for a minimum of 10 consecutive trading days before December 14, 2009, it will receive notice of delisting from Nasdaq, which notice may be appealed at that time.  Further, the Company may transfer its securities listing to the Nasdaq Capital Market, provided it meets the continued inclusion requirements for that market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2009	By	/s/ Martin Kaye

Martin Kaye
CEO, CFO

INDEX TO EXHIBITS

Exhibit

No.	Description
99.1	Press Release of Track Data Corporation dated September 16, 2009 reporting receipt of Nasdaq delisting notice.